UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2010, by and among OMNI Energy Services Corp. (the “Company”), a Louisiana corporation, Wellspring OMNI Holding Corporation, a Delaware corporation (“Parent”), and Wellspring OMNI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition”), providing for the merger of Acquisition with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

As previously disclosed on pages 14 and 67 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on September 23, 2010 (the “Definitive Proxy Statement”), six purported class action lawsuits were originally filed in connection with the Merger in state courts in Lafayette Parish, Louisiana, and two purported class actions were filed in connection with the Merger in the federal district court for the Western District of Louisiana. Each court action named the Company and its directors as defendants, and the state court actions also named Wellspring Capital Partners IV, L.P. (“Wellspring”), Parent and Acquisition. One of the federal actions filed named Parent, Acquisition and Wellspring as defendants. The state court complaints allege, among other things, that the director defendants have breached their fiduciary duties to shareholders of the Company by entering into the Merger Agreement, failing to disclose certain information with respect to the Company and failing to maximize shareholder value. The Wellspring entities are claimed to have aided and abetted the alleged fiduciary duty breaches by the directors of the Company. The federal litigation similarly alleges that the director defendants have breached their fiduciary duties in connection with the Merger and that OMNI and Wellspring aided and abetted such breaches, but also alleges violations of federal law relating to the Company’s proxy statement disclosures. One or more of the complaints seek injunctions against the Merger, rescission of the Merger if it is consummated, imposition of a constructive trust, damages, attorneys’ fees, expenses and other relief. The complaints request class action certification and rulings that the named complainants are representatives of the class. No class has been certified at present. Plaintiffs in certain of the state actions and both federal actions have moved for expedited discovery. Two of the state court proceedings have been dismissed, and the remaining cases have been consolidated. The two complaints filed in federal court have also been consolidated. A motion in the federal court to stay all proceedings until lead plaintiffs and plaintiffs’ counsel are appointed and defendants’ motion to dismiss is resolved in the federal proceedings is pending. A motion for expedited discovery filed by the plaintiffs in the federal proceedings was denied. The plaintiffs in the federal litigation filed a consolidated amended complaint that names, in addition to Parent and Acquisition, Wellspring. No hearing date has been set at this time with respect to any of the pending motions in the federal proceedings. Discovery is proceeding by court order in the state court action. A hearing was held on Exceptions filed by the Company and certain individual defendants on September 13, 2010 and were denied. A hearing on Exceptions filed by Wellspring and one Individual Defendant will take place on October 18, 2010.

On October 14, 2010, we entered into a memorandum of understanding with the plaintiffs regarding the settlement of the consolidated actions in Sherwin Johnson v. Brian Recatto, et al, Civil Action No. 6:10-CV-01068, and John E. and Jamie Daigle v. Dennis R. Sciotto, et al, Civil Action No. 010-1170 filed in the United States District Court for the Western District of Louisiana, Lafayette Division (the “Federal Court”).

The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the putative shareholder actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Federal Court will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for fair cash value of shares made by dissenting shareholders who comply with the procedural requirements of Louisiana Business Corporation Law), pursuant to the terms that will be disclosed to shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Federal Court for an award of attorneys’ fees and expenses to be paid by the Company or its successor, which the defendants may oppose. The Company or its successor shall pay or cause to be paid those attorneys’ fees and expenses awarded by the Federal Court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Federal Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding shareholder suits described in this Form 8-K, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Background of the Merger

The following disclosure supplements the discussion on page 22 of the Definitive Proxy Statement concerning the 49 financial buyers that contacted by Stephens.

Of the 49 financial buyers contacted, 18 provided reasons for not pursuing a transaction with the Company. Three entities contacted indicated they were not comfortable with level of commodity price and rig count exposure. Five entities contacted indicated that the transaction value (the share price) was higher than they would be interested in pursuing. Three of the entities indicated that the Company was too small for them to invest in. Four of the entities contacted indicated that the Company was not a fit for their existing portfolio.

One entity indicated that it was interested only in a leveraged recap. Another entity indicated that Seismic Services representing 30% of the Company’s income was an issue, and the direct relationship to changes in rig count caused additional concern. Lastly, one entity indicated that it could not get comfortable with the equipment rental aspect of the Company and the capital expenditure requirements for the Company.

The following disclosure supplements the discussion on page 22 of the Definitive Proxy Statement concerning the relationship of Stephens with the Company, the Individual Defendants, and Wellspring.

Neither Wellspring nor the Individual Defendants have retained Stephens to provide services previously. Stephens provided financial advisory services to the Board of Directors and Special Committee in connection with the transaction. The Company has agreed to pay Stephens a fee for such services in the amount of approximately $2 million, approximately $1.9 million of which is contingent upon the closing of the transaction.

The following disclosure supplements the discussion on page 22 of the Definitive Proxy Statement concerning the methodology Stephens used in contacting financial buyers for the Company.

Stephens selected potential financial buyers to be contacted based on a review of numerous factors including the potential financial buyer’s business description, stated investment preferences (e.g., industries of interest, geographies of interest, stages of interest, and investment type), access to capital, history and geographic location, among others. Stephens considered these factors relative to the characteristics of the Company to determine whether each fund might be interested in and capable of executing an acquisition of the Company.

Stephens focused on middle market financial buyers that had current or prior investments in, or had expressed interest in (i) companies operating in the oilfield equipment and services sector of the energy industry; (ii) companies headquartered in the United States, and (iii) leveraged buyouts and take private investments in middle market companies.

The possibility of acquiring OMNI in a transaction in which members of management of the Company might participate was not a consideration for determining which financial buyers were to be contacted.

The following disclosure supplements the discussion on page 22 of the Definitive Proxy Statement concerning the selection process of the members of the Special Committee and its co-chairman.

There are six members of the board of directors of the Company. Three of the directors, Richard C. White, Barry E. Kaufman, and Ronald E. Gerevas, are independent directors. They agreed to serve as the three members of the Special Committee and are members of the Special Committee because they are not officers or employees of the Company, they are independent of Wellspring and of the Rollover Participants and they have no economic interest in Parent or the surviving corporation. Richard C. White and Barry E. Kaufman, being the longest tenured board members, were designated as the co-chairman of the Special Committee.

As of September 8, 2010, the other three members of the board of directors have the following beneficial ownership in the Company:

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING COMMON STOCK

Dennis Sciotto	5,423,881	(1)	21.5%
7315 El Fuerte Street Carlsbad, CA 92009

Dennis R. Sciotto Family Trust	5,398,284	(2)	21.4%
7315 El Fuerte Street Carlsbad, CA 92009

Edward E. Colson, III	807,153	(3)	3.5%
2646 Marmol Court Carlsbad, CA 92009

Edward Colson, III Trust	805,153	(4)	3.5%

Brian J. Recatto	417,996	(5)	1.8%

(1)	Includes shares held by the Dennis R. Sciotto Family Trust referred to in footnote (2). Mr. Sciotto is the trustee for the Trust referred to in footnote (2). Also includes (i) 25,124 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 8, 2010, and (ii) 25,597 shares of common stock held by his wife.
(2)	Includes shared voting power with respect to 5,398,284 shares of common stock (which includes (i) 2,001,538 shares issuable upon conversion of Series C Stock and (ii) 336,923 shares issuable upon conversion of Series C Stock dividends paid in kind).
(3)	Includes shares held by the Edward Colson, III Trust referred to in footnote (4). Mr. Colson is the trustee for the Trust referred to in note (4) below. Also includes (i) 25,124 shares (issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 8, 2010) and (ii) 2,000 shares owned by virtue of his 25% ownership in Carlsbad Equity Group.
(4)	Includes shared voting power with respect to 805,153 shares of common stock (which includes (i) 257,436 shares issuable upon conversion of Series C Stock and (ii) 35,382 shares issuable upon conversion of Series C Stock dividends paid in kind).
(5)	Includes (i) 30,256 shares issuable upon conversion of Series C Stock, (ii) 157,348 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of September 8, 2010, (iii) 79,000 shares of restricted stock and (iv) 35,778 shares of restricted stock issued in conjunction with a note modification agreement.

The following disclosure supplements the discussion on page 23 of the Definitive Proxy Statement concerning the relationship of GulfStar with the Company, the Individual Defendants, and Wellspring.

GulfStar has never represented or provided services to Wellspring or any of the Individual Defendants. Prior to being retained by the Special Committee in connection with the engagement set out in the Definitive Proxy Statement, GulfStar had never represented or provided services to the Company.

The following disclosure is to be added on page 27 of the Definitive Proxy Statement immediately before the paragraph entitled “Developments After Execution of the Merger Agreement.”:

Negotiations With Rollover Participants. After Wellspring’s initial contact with the Rollover Participants on or about May 5, 2010, Wellspring and the Rollover Participants began negotiating rollover terms. The Special Committee was aware that negotiations were occurring with the Rollover Participants, and Wellspring’s advisors periodically provided the Special Committee’s advisors information about the status generally of the negotiations with the Rollover Participants. Wellspring, the Rollover Participants and their respective advisors continued negotiations and had numerous telephone calls relating to the rollover terms until they reached a definitive agreement on such terms simultaneously with the execution of the merger agreement.

Opinion of the Special Committee’s Financial Advisor

The following disclosure supplements the discussion beginning on page 34 of the Definitive Proxy Statement concerning the methodologies, assumptions, analysis, and review of GulfStar.

Comparable Companies Analysis.

GulfStar calculated the multiples of enterprise value to EBITDA for the selected companies described below.

The comparable companies were selected because they were deemed to be similar to the Company based upon the industry served as well as one or more of the following criteria: nature of business, size, diversification, financial performance or geographic concentration. No specific numeric or other similar criteria were used to select the comparable companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company.

GulfStar calculated enterprise value as a multiple of TTM EBITDA, enterprise value as a multiple of calendar year ending December 31, 2010 and enterprise value as a multiple of calendar year ending December 31, 2011 EBITDA for the selected companies. The selected companies and calculated multiples were:

Company	Enterprise Value to TTM EBITDA (1)	Enterprise Value to 2010E EBITDA	Enterprise Value to 2011E EBITDA
Superior Energy Services, Inc.	7.9x	5.6x	4.7x
Oil States International, Inc.	6.7x	6.0x	4.9x
Key Energy Services, Inc.	16.5x	8.6x	5.3x
Complete Production Services, Inc.	10.4x	6.2x	4.8x
Superior Well Services, Inc.	134.1x	10.5x	6.1x
Basic Energy Services, Inc.	21.0x	9.1x	5.6x
Allis-Chalmers Energy Inc.	9.3x	6.4x	4.5x
Newpark Resources, Inc.	19.0x	7.9x	6.3x
Geokinetics Inc.	7.0x	5.8x	3.0x
TGC Industries, Inc.	4.6x	3.0x	2.5x

Equity values used in the comparable companies analysis were calculated using the closing price of the common stock of the selected companies listed above as of May 28, 2010, multiplied by their fully diluted shares outstanding. The enterprise values used in the comparable companies analysis were calculated using their respective equity values plus the most recent publicly available balance sheet information. TTM EBITDA for the selected companies analysis was calculated for the TTM period ending March 31, 2010, and was based on publicly-filed SEC reporting documents. Estimates of EBITDA for the selected companies listed above for the calendar year ending December 31, 2010 and 2011 were based on average analyst estimates compiled by Capital IQ or Thomson Reuters as of May 28, 2010.

The comparable companies analysis indicated the following:

	Enterprise Value to TTM EBITDA (1)	Enterprise Value to 2010E EBITDA	Enterprise Value to 2011E EBITDA
Mean	7.7x	6.9x	4.8x
Median	7.5x	6.3x	4.9x
High	10.4x	10.5x	6.3x
Low	4.6x	3.0x	2.5x
The Company
Based on Merger Consideration ($2.75/share)	7.6x	6.4x	5.2x

(1) Enterprise Value to TTM EBITDA multiples greater than 15.0x were excluded from the summary table above; GulfStar noted that these multiples were not meaningful due to their outlier status relative to the other Comparable Company Valuations as well as their significant deviation from the 2010E and 2011E EBITDA multiples for the respective comparable companies.

For the Company, GulfStar applied a range of subjectively selected multiples derived from the selected companies’ enterprise values to TTM and estimated 2010 and 2011 EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for Company common stock. GulfStar selected enterprise value multiple ranges of 6.5x to 8.0x TTM EBITDA, 5.5x to 7.5x management’s 2010E EBITDA, and 4.5x to 5.5x management’s 2011E EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company common stock, as compared to the Merger Consideration:

Implied per Share Equity Value Reference Ranges for the Company

TTM EBITDA	2010E EBITDA	2011E EBITDA	Merger Consideration
$2.09 — $2.99	$2.09 — $3.51	$2.15 — $3.03	$2.75

No company utilized in the comparable companies analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the companies to which the Company was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the selected companies included in the comparable companies analysis.

Precedent Transactions Analysis.

GulfStar calculated multiples of enterprise value to TTM EBITDA and certain other financial data based on the purchase prices paid in selected publicly-announced transactions described below.

In selecting the transactions used in its analysis, GulfStar searched selected databases and public filings for precedent transactions. GulfStar identified 11 transactions, including both private and public target companies, that were announced after June 1, 2006 and had closed prior to June 1, 2010 where the target companies were deemed to be similar to the Company upon the industry served as well as one or more of the following criteria: the nature of their business, size, diversification, financial performance or geographic concentration. No specific numeric or other similar criteria were used to select the precedent transactions, including the public company status of the target companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the Merger. Valuation multiples for the selected precedent transactions were derived based on the transaction enterprise value at the date of announcement as a multiple of the target company’s TTM EBITDA. The selected transactions and calculated multiples were:

Announced Date	Closed Date	Acquiror	Target	Enterprise Value to TTM EBITDA
12/11/2009	1/26/2010	Superior Energy Services, Inc.	Hallin Marine Subsea International Plc	5.6x
8/31/2009	4/28/2010	Baker Hughes Incorporated	BJ Services Company	6.4x
4/29/2009	7/31/2009	Clean Harbors Canada, Inc.	Eveready Inc.	4.9x
6/3/2008	8/18/2008	Smith International, Inc.	W-H Energy Services, Inc.	10.2x
3/29/2008	5/20/2008	BJ Services Company	Innicor Subsurface Technologies Inc.	9.9x
1/30/2008	4/4/2008	Essential Energy Services Trust	Builders Energy Services Trust	5.3x
6/12/2007	12/11/2007	Cal Dive International, Inc.	Horizon Offshore, Inc.	6.2x
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel, Inc.	5.3x
10/23/2006	1/8/2007	National Oilwell Varco, Inc.	NQL Energy Services Inc.	6.3x
9/25/2006	12/12/2006	Superior Energy Services, Inc.	Warrior Energy Services Corporation	11.2x
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.	6.9x

The enterprise values used in the precedent transactions analysis were calculated as of the announcement date of the transaction based on the publicly disclosed terms of the transaction and transaction information compiled by Capital IQ and/or other publicly available information. TTM EBITDA for the precedent transactions was calculated based on the target company’s Form 10-K, Form 10-Q, or equivalent foreign securities report, as applicable, last filed prior to the announcement of the relevant transaction, financial information compiled by Capital IQ and/or other publicly available information.

The selected precedent transactions indicated the following:

Enterprise Value to TTM EBITDA
Mean	7.1x
Median	6.3x
High	11.2x
Low	4.9x
OMNI
Based on the Merger Consideration ($2.75/share)	7.6 x

For the Company, GulfStar applied a range of subjectively selected multiples derived from the precedent transactions analysis of enterprise value to TTM EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for OMNI’s common stock[, irrespective of whether such per share equity value resulted implied a control premium relative to the Company stock price on May 28, 2010]. GulfStar selected enterprise value multiple ranges of 5.5x to 7.5x TTM EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company Common stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company

TTM EBITDA	Merger Consideration
$1.49 — $2.69	$2.75

No transaction utilized in the precedent transactions analysis is identical to the Merger nor are the target companies identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the transaction to which the Merger was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the target companies included in the precedent transactions analysis.

Discounted Cash Flow Analysis.

GulfStar performed a discounted cash flow analysis of the Company using OMNI Management Projections for the period beginning on June 1, 2010 to the calendar year ending December 31, 2015. GulfStar calculated a range of implied present values as of June 1, 2010 of unlevered, after-tax, cash flows that OMNI was forecasted to generate during the aforementioned period using discount rates ranging from 17.0% to 19.0% based on the Company’s weighted average cost of capital calculated using the Capital Asset Pricing Model. GulfStar also calculated terminal values for the Company, as of December 31, 2015, using a range of implied perpetuity growth rates of 4.0% to 6.0%. The estimated terminal values were then discounted to present value as of June 1, 2010 using the aforementioned discount rates.

The discounted cash flow analysis indicated the following implied equity value per share reference range of Company common stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Range for the Company

Merger Consideration
$2.15 — $3.34	$2.75

Premiums Paid Analysis.

GulfStar analyzed the acquisition premium offered relative to target share price in selected transactions that were announced on or after June 1, 2006 and had closed prior to June 1, 2010, where 100% of the target’s equity was acquired in connection with the transaction, the target was an oilfield service or related company whose common stock traded on the NYSE, Nasdaq or OTC Bulletin Board and the transaction equity value was less than $7.5 billion based on information obtained by Capital IQ, as of May 28, 2010. Transactions where there was no premium paid to the target’s stock price on the last trading day prior to announcement were excluded.

GulfStar calculated the premium offered at the announcement of the transaction to the target’s closing stock price 1-day prior to announcement (defined as the percentage differential between the offer price and the last trading day before announcement), 1-week prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price five trading days before announcement), and 1-month prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price on the last trading day closest to 30 calendar days before announcement). The selected transactions and premiums used in GulfStar’s analysis were:

Announced Date	Closed Date			Premium Paid Relative to Target Closing Price Stock
				1-Day	1-Week	1-Month
		Acquiror	Target	Prior to Announcement
8/31/2009	4/28/2010	Baker Hughes Inc	BJ Services Company	16.3%	16.0%	26.5%
6/1/2009	11/18/2009	Cameron International Corporation	NATCO Group Inc.	30.8%	47.0%	45.8%
6/8/2008	12/23/2008	Precision Drilling Trust	Grey Wolf Inc.	9.1%	13.6%	19.0%
6/3/2008	8/18/2008	Smith International Inc.	W-H Energy Services, Inc.	9.4%	10.2%	24.5%
12/16/2007	4/21/2008	National Oilwell Varco, Inc.	Grant Prideco Inc.	22.2%	15.9%	23.2%
6/12/2007	12/11/2007	Cal Dive International Inc	Horizon Offshore Inc.	13.6%	10.1%	22.7%
3/28/2007	6/14/2007	United States Steel Corp.	Lone Star Technologies, Inc.	37.6%	38.7%	35.5%
3/18/2007	7/11/2007	Hercules Offshore, Inc.	TODCO	28.9%	25.4%	28.3%
2/11/2007	5/7/2007	Tenaris SA	Hydril Company LP	16.8%	16.2%	40.5%
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel Inc.	5.5%	3.1%	2.0%
9/25/2006	12/12/2006	Superior Energy Services Inc.	Warrior Energy Services Corporation	85.1%	59.7%	35.0%
9/10/2006	12/1/2006	IPSCO Inc.	NS Group Inc.	43.0%	42.0%	41.0%
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.	20.6%	37.3%	33.4%
6/12/2006	10/5/2006	Tenaris SA	Maverick Tube Corp.	36.6%	36.4%	19.8%

The premiums paid analysis indicated the following:

	Premium Paid Relative to Target Closing Price Stock
	1-Day	1-Week	1-Month
	Prior to Announcement
Mean	26.8%	26.5%	28.4%
Median	21.4%	20.8%	27.4%
High	85.1%	59.7%	45.8%
Low	5.5%	3.1%	2.0%

For the Company, GulfStar applied a range of subjectively selected premiums to the Company common stock closing stock price on May 28, 2010 derived from the premiums analysis to derive implied per share equity value reference ranges for Company common stock. GulfStar selected premium ranges of 9.1% to 43.0% based on the 1-day premiums, 10.1% to 47.0%, based on the 1-week premiums and 19.0% to 41.0% based on the 1-month premiums. This analysis indicated the following implied per share equity value reference ranges for Company common stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company

1-Day	1-Week	1-Month	Merger Consideration
$2.24 — $2.93	$2.26 — $3.01	$2.44 — $2.89	$2.75

Other Matters

GulfStar was engaged to act as financial advisor to the Special Committee for the purpose of rendering a fairness opinion to the Special Committee in connection with the execution of the Merger Agreement. Under the terms of GulfStar’s engagement, it received an aggregate fee of $325,000 for its services, $50,000 of which was payable on execution of GulfStar’s engagement letter with the remaining $275,000 payable on delivery of its opinion to the Special Committee. This fee was not contingent upon the successful completion of the Merger. The Company has also agreed to reimburse GulfStar for its expenses and to indemnify it and certain related parties for certain potential liabilities arising out of its engagement. GulfStar’s opinion was approved and authorized by a fairness review committee of GulfStar.

The Special Committee selected GulfStar based upon GulfStar’s experience and reputation in rendering financial opinions, its knowledge of the Company’s industry, and its independence from both the management of the Company and the financial sponsor of the proposed Merger. GulfStar has issued multiple fairness opinions to public and private companies regarding mergers, acquisitions and equity investments and has extensive transaction experience and expertise in the oilfield service industry. GulfStar has not had any material relationship with the Company, its management or Wellspring or their respective affiliated entities over the past five years.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the SEC on September 23, 2010 and the Definitive Proxy Statement and a form of proxy were mailed to the shareholders of record of the Company as of September 15, 2010. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The shareholders of the Company will be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The shareholders of the Company will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents by written or telephonic request directed to OMNI Energy Services Corp., Attn: Corporate Secretary, 4500 N.E. Evangeline Thruway, Carencro, Louisiana 70520, telephone (337) 896-6664, on the Investor Relations page of the Company’s corporate website at www.omnienergy.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the Merger Agreement. Information regarding OMNI’s directors and executive officers is contained in the Definitive Proxy Statement, Amendment No. 3 to Schedule 13E-3 filed on September 23, 2010, and the preliminary proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from OMNI using the contact information set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: October 18, 2010	By:	/s/ Ronald D. Mogel
Senior Vice President and Chief Financial Officer